Exhibit 99.1

Company Contact:

James S. Scully

Chief Administrative Officer and

Chief Financial Officer

(212) 209-8040

Investor Contact:

Allison Malkin/Chad Jacobs/Joe Teklits

Integrated Corporate Relations

(203) 682-8200

J. CREW GROUP, INC. ANNOUNCES SECOND QUARTER FISCAL 2009 RESULTS

Second Quarter Revenues of $357.6 million

Second Quarter Diluted Earnings Per Share of $0.29

New York, NY – August 27, 2009 – J. Crew Group, Inc. [NYSE:JCG] today announced financial results for the three months (second quarter) and six months (first six months) ended August 1, 2009.

Second Quarter highlights:

•

Revenues increased 6% to $357.6 million. Store sales (Retail and Factory) increased 7% to $259.1 million, with comparable store sales decreasing 5%. Comparable store sales decreased 0.4% in the second quarter of fiscal 2008. Direct sales (Internet and Phone) increased by 6% to $88.2 million. Direct sales increased 12% to $83.2 million in the second quarter of fiscal 2008.

•	Gross margin increased to 41.2% of revenues from 41.0% of revenues in the second quarter of fiscal 2008.

•

Operating income increased 2% to $32.2 million, or 9.0% of revenues, compared to $31.5 million, or 9.4% of revenues, in the second quarter of fiscal 2008. Operating income in the second quarter of fiscal 2009 includes charges of approximately $2.6 million related to underperforming stores and lease termination actions. Operating income in the second quarter of fiscal 2008 included approximately $3.0 million of costs related to our Direct channel systems upgrades.

•	Net income was $18.6 million, or $0.29 per diluted share, compared to a net income of $18.1 million, or $0.28 per diluted share, in the second quarter of fiscal 2008.

Millard Drexler, J. Crew’s Chairman and CEO stated: “We are and have been on a long term mission to be recognized for our quality, style, design and service. This mission puts ‘taking care of our customers’ front and center in every part of our business – our products, our service, our store environments and our web site. While we are pleased with our second quarter results, we always have our eye on where our customer is headed and the need to constantly challenge ourselves to be creative and innovative.”

First Six Months highlights:

•

Revenues increased 4% to $703.3 million. Store sales increased 6% to $499.8 million, with comparable store sales decreasing 5%. Comparable store sales increased 1% in the first six months of fiscal 2008. Direct sales decreased 0.3% to $183.5 million. Direct sales increased 14% to $184.1 million in the first six months of fiscal 2008.

•

Gross margin decreased to 41.7% of revenues from 44.0% of revenues in the first six months of fiscal 2008. The decrease in gross margin is primarily related to increased markdowns as a result of beginning of fiscal year inventory levels.

•

Operating income decreased 20% to $67.5 million, or 9.6% of revenues, compared to $84.6 million, or 12.5% of revenues, in the first six months of fiscal 2008. Operating income in the first six months of fiscal 2009 includes charges of approximately $4.9 million related to our workforce reduction, underperforming stores and lease termination actions. Operating income in the first six months of fiscal 2008 included approximately $3.0 million of costs related to our Direct channel systems upgrades.

•	Net income was $39.1 million, or $0.61 per diluted share, compared to a net income of $48.6 million, or $0.76 per diluted share, in the first six months of fiscal 2008.

Balance Sheet highlights as of August 1, 2009:

•	Cash and cash equivalents were $204.3 million at the end of the second quarter compared to $113.4 million at the end of the second quarter of fiscal 2008.

•

Inventories at the end of the second quarter were $195.3 million compared to $197.8 million at the end of the second quarter of fiscal 2008. Inventory per square foot at the end of the second quarter decreased 11% compared to the end of the second quarter of fiscal 2008.

Guidance

The Company currently expects third quarter fiscal 2009 diluted earnings per share in the range of $0.30 to $0.33.

Conference Call Information

A conference call to discuss second quarter results is scheduled for today, August 27, 2009, at 4:30 PM Eastern Time. Investors and analysts interested in participating in the call are invited to dial (877) 407-0784 approximately ten minutes prior to the start of the call. The conference call will also be webcast live at www.jcrew.com. A replay of this call will be available until September 3, 2009 and can be accessed by dialing (877) 660-6853 and entering account number 3055 and conference ID number 330853.

About J. Crew Group, Inc.

J. Crew Group, Inc. is a nationally recognized multi-channel retailer of women’s, men’s and children’s apparel, shoes and accessories. As of August 27, 2009, the Company operates 242 retail stores (including 216 J.Crew retail stores, 9 crewcuts stores and 17 Madewell stores), the J. Crew catalog business, jcrew.com and 78 factory outlet stores. Additionally, certain product, press release and SEC filing information concerning the Company are available at the Company’s website www.jcrew.com.

Forward-Looking Statements:

Certain statements herein are “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements reflect the Company’s current expectations or beliefs concerning future events and actual results of operations may differ materially from historical results or current expectations. Any such forward-looking statements are subject to various risks and uncertainties, including the strength of the economy, changes in the overall level of consumer spending or preferences in apparel, our ability to compete with other retailers, the performance of the Company’s products within the prevailing retail environment, our strategy and expansion plans, systems upgrades, reliance on key personnel, trade restrictions, political or financial instability in countries where the Company’s goods are manufactured, postal rate increases, paper and printing costs, availability of suitable store locations at appropriate terms and other factors which are set forth in the Company’s Form 10-K and in all filings with the SEC made by the Company subsequent to the filing of the Form 10-K. The Company does not undertake to publicly update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

Exhibit (1)

J. Crew Group, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

(Amounts in thousands, except percentages and per share amounts)	Three Months Ended August 1, 2009	Three Months Ended August 2, 2008	Six Months Ended August 1, 2009	Six Months Ended August 2, 2008
Net sales
Stores	$259,080	$242,280	$499,806	$471,389
Direct	88,171	83,213	183,531	184,146

	347,251	325,493	683,337	655,535
Other	10,304	10,782	19,988	21,318

Total Revenues	357,555	336,275	703,325	676,853

Costs of goods sold, buying and occupancy costs	210,327	198,543	410,160	379,234

Gross Profit	147,228	137,732	293,165	297,619
As a percent of revenues	41.2%	41.0%	41.7%	44.0%

Selling, general administrative expenses	115,016	106,199	225,685	213,040
As a percent of revenues	32.2%	31.6%	32.1%	31.5%

Operating income	32,212	31,533	67,480	84,579
As a percent of revenues	9.0%	9.4%	9.6%	12.5%

Interest expense, net	1,078	1,430	2,155	3,800

Income before income taxes	31,134	30,103	65,325	80,779

Provision for income taxes	12,524	11,980	26,270	32,155

Net income	$18,610	$18,123	$39,055	$48,624

Income per share:
Basic	$0.30	$0.29	$0.63	$0.79
Diluted	$0.29	$0.28	$0.61	$0.76

Weighted average shares outstanding:
Basic	62,323	61,693	62,227	61,443
Diluted	64,326	64,346	63,864	64,171

Exhibit (2)

J. Crew Group, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands)	August 1, 2009	January 31, 2009	August 2, 2008
Assets
Current assets:
Cash and cash equivalents	$204,274	$146,430	$113,438
Inventories	195,295	187,044	197,833
Prepaid expenses and other current assets	32,158	34,926	39,086
Income taxes receivable	963	23,116	20,625

Total current assets	432,690	391,516	370,982

Property and equipment, net	203,223	201,675	183,892

Other assets	19,857	20,618	32,798

Total assets	$655,770	$613,809	$587,672

Liabilities and Stockholders’ equity
Current liabilities:
Accounts payable	$116,110	$119,719	$117,009
Other current liabilities	82,207	83,889	75,994
Current portion of long-term debt	1,028	800	—
Deferred income taxes, net	4,049	4,049	—

Total current liabilities	203,394	208,457	193,003

Long-term debt	98,715	99,200	100,000

Deferred credits	72,185	73,815	73,484

Other liabilities	7,001	7,388	7,829

Stockholders’ equity	274,475	224,949	213,356

Total liabilities and stockholders’ equity	$655,770	$613,809	$587,672

Exhibit (3)

Actual and Projected Store Count and Square Footage

Fiscal 2009

Quarter	Total stores open at beginning of the quarter	Number of stores opened during the quarter	Number of stores closed during the quarter	Total stores open at end of the quarter
1st Quarter (Actual)	300	12	2	310
2nd Quarter (Actual)	310	9	0	319
3rd Quarter (Projected)	319	2	1	320
4th Quarter (Projected)	320	1	0	321

Fiscal 2009

Quarter	Total gross square feet at beginning of the quarter	Gross square feet for stores opened or expanded during the quarter	Reduction of gross square feet for stores closed or downsized during the quarter	Total gross square feet at end of the quarter
1st Quarter (Actual)	1,864,133	52,185	(8,258)	1,908,060
2nd Quarter (Actual)	1,908,060	38,166	0	1,946,226
3rd Quarter (Projected)	1,946,226	9,890	(2,872)	1,953,244
4th Quarter (Projected)	1,953,244	4,512	0	1,957,756